EXHIBIT 99.1

Krispy Kreme reports third quarter 2024 financial results
Third quarter Net Revenue of $379.9 million, Organic Revenue increases 3.5%
CHARLOTTE, NC (November 7, 2024) – Krispy Kreme, Inc. (NASDAQ: DNUT) (“Krispy Kreme”, “KKI”, or the “Company”) today reported financial results for the quarter ended September 29, 2024.
Third Quarter Highlights (vs Q3 2023)
•Net revenue of $379.9 million
•Organic revenue grew 3.5% to $376.4 million
•GAAP net income of $37.6 million, linked to the sale of a majority ownership stake of Insomnia Cookies ($39.6 million net income attributable to KKI)
•Adjusted EBITDA of $34.7 million
•GAAP operating cash flow of $3.3 million
•Global Points of Access (“POA”) increased 2,417, or 18.0%, to 15,811

“Krispy Kreme delivered a seventeenth consecutive quarter of year-over-year organic sales growth driven by increased Delivered Fresh Daily and digital sales,” said Josh Charlesworth, CEO.

“Consumers ask us every day, ‘When can you bring Krispy Kreme to my town?’ hence our strategy of making our fresh doughnuts more available around the world. The successful start of our nationwide U.S. rollout at McDonald’s, which began in Chicago in October and continues next week across Ohio and Indiana, is a major milestone on this journey, and we now expect to be delighting Krispy Kreme’s fans with our melt-in-your-mouth doughnuts fresh daily in nearly 2,000 McDonald’s restaurants by the end of 2024.”

“Now well into my first year as CEO, we have streamlined and focused our business with the sale of our majority stake in Insomnia Cookies complete and the acceleration of our U.S. DFD expansion underway. To better align our talent and our capital to our business priorities, we are now restructuring our management teams to concentrate on maximizing our profitable expansion of the U.S. while focusing international efforts on the wider adoption of our capital-light franchise model. With our resources prioritized to the things that matter most, I believe that these changes will result in a bigger and better Krispy Kreme,” Charlesworth continued.

Financial Highlights	Quarter Ended
$ in millions, except per share data	September 29, 2024	October 1, 2023	Change
GAAP:
Net revenue	$379.9	$407.4	(6.8)%
Operating loss	$(16.0)	$(2.1)	nm
Operating loss margin	(4.2)%	(0.5)%	(370) bps
Net income/(loss)	$37.6	$(40.3)	nm
Net income/(loss) attributable to KKI	$39.6	$(40.5)	nm
Diluted income/(loss) per share	$0.23	$(0.24)	$0.47

Non-GAAP (1):
Organic revenue	$376.4	$363.8	3.5%
Adjusted net (loss)/income, diluted	$(2.5)	$4.4	nm
Adjusted EBITDA	$34.7	$43.7	(20.7)%
Adjusted EBITDA margin	9.1%	10.7%	(160) bps
Adjusted diluted (loss)/income per share	$(0.01)	$0.03	$(0.04)
Notes:
(1)Non-GAAP figures – please refer to Reconciliation of Non-GAAP Financial Measures.

Key Operating Metrics	Quarter Ended
$ in millions	September 29, 2024	October 1, 2023	Change
Global Points of Access	15,811	13,394	18.0%
Sales per Hub (U.S.) TTM	$4.9	$4.8	2.1%
Sales per Hub (International) TTM	$10.1	$9.9	2.0%
Digital Sales as a Percent of Doughnut Shop Sales	15.5%	12.6%	290 bps
Third Quarter 2024 Consolidated Results (vs Q3 2023)
Krispy Kreme’s third-quarter results reflect the sale of a majority ownership stake of Insomnia Cookies. The business is now fully focused on its core strategy of producing, selling and distributing fresh doughnuts daily and executing on its profitable U.S. growth strategy and capital light international model. Net revenue was $379.9 million in Q3 2024, a decline of 6.8%, compared to $407.4 million in the same quarter last year. GAAP Net Income was $37.6 million, including the gain on divestiture of a controlling interest in Insomnia Cookies, compared to prior year net loss of $40.3 million. GAAP diluted earnings per share was $0.23, compared to a loss of $0.24 in the same quarter last year.
Total company organic revenue grew 3.5% compared to the same quarter in the prior year. Delivered Fresh Daily (“DFD”) sales and digital sales both grew 15%, more than offsetting expected consumer softness in U.S. Retail and the U.K.
Adjusted EBITDA was $34.7 million, a decline of 20.7% largely driven by the sale of a majority ownership stake in Insomnia Cookies. Adjusted EBITDA margin declined 160 bps to 9.1%, due to underperformance in the U.K. and incremental vehicle accident claims costs in the U.S. Adjusted Net Loss, diluted was $2.5 million in the quarter. Adjusted Diluted EPS declined to $(0.01) from $0.03 in the same quarter last year.
Third Quarter 2024 Segment Results (vs Q3 2023)
U.S.: In the U.S. segment, net revenue declined $31.8 million, or 12.2%, driven by the $43.5 million impact associated with the sale of a majority ownership stake of Insomnia Cookies in July 2024. Organic revenue growth of $5.5 million, or 2.5%, was driven by a 14% increase in Points of Access and a 21% increase in digital channel revenues.
U.S. Adjusted EBITDA decreased $8.3 million, or 37.5%, with margin declining 250 basis points to 6.1%, due to incremental vehicle accident claims costs and McDonald’s start-up costs, partially offset by pricing and productivity benefits from the Company’s Hub and Spoke model. Following successful pilots with a third-party logistics partner in Los Angeles and Washington, DC, the Company launched an RFP on October 9th with several national and regional carriers for daily delivery of fresh doughnuts to grocers, convenience stores, quick service restaurants, and others.
International: In the International segment, net revenue grew $4.6 million, or 3.7%, with organic revenue growth of $5.3 million or 4.2%, driven by Canada, Japan, and Australia, which more than offset underperformance in the U.K.
International segment Adjusted EBITDA margin improved sequentially despite the seasonally weaker quarter as actions taken to reduce costs delivered improved results. Year over year, Adjusted EBITDA decreased $2.2 million, or 8.7%, with a margin decline of 240 basis points to 17.4%, primarily due to pressure in the U.K. where we have welcomed a new management team focused on improving the business.
Market Development: In the Market Development segment, net revenue declined $0.3 million, or approximately 1.5%, due to the $2.1 million impact of franchise acquisitions in the third quarter of fiscal 2024. Market Development organic revenue grew $1.8 million, or approximately 8.6%, with a new market opening in Morocco alongside continued growth in France, Turkey, and Ecuador.
Market Development Adjusted EBITDA grew $1.5 million, or 14.8%, with margin expansion of 770 basis points delivering Adjusted EBITDA margins of 54.2%, driven by royalty flow through and savings in SG&A.
Balance Sheet and Capital Expenditures
During the third quarter of 2024, Operating Cash Flow was $3.3 million. The Company invested $26.1 million, or 6.9% of net revenue, in capital expenditures, driven primarily by the investments in the Hub and Spoke model for the U.S. expansion of the DFD network. During the quarter, the Company received $117.6 million in net proceeds from the divestiture of Insomnia Cookies and $45.0 million from the repayment of an intercompany loan due from Insomnia Cookies, which was used to reduce long term debt.

2024 Financial Guidance
Krispy Kreme provides the following guidance update for the full year 2024 (vs FY2023) to reflect third quarter results, the acceleration of our expansion with McDonald’s, and the completion of the Insomnia Cookies transaction in July 2024:
•Net Revenue of $1,650 to $1,685 million
•Organic Revenue growth of +5% to +7%
•Adjusted EBITDA of $205 to $210 million
•Adjusted Diluted EPS of $0.18 to $0.22
•Income Tax rate between 28% and 30%
•Capital Expenditures of 7% to 8% of net revenue
•Interest Expense, net of $55 million to $60 million
Definitions
The following definitions apply to terms used throughout this press release:
•Global Points of Access: Reflects all locations at which fresh doughnuts or cookies can be purchased. We define global points of access to include all Hot Light Theater Shops, Fresh Shops, Carts and Food Trucks, DFD Doors and Cookie Shops, at both Company-owned and franchise locations as of the end of the applicable reporting period. We monitor Global Points of Access as a metric that informs the growth of our omni-channel presence over time and believe this metric is useful to investors to understand our footprint in each of our segments.
•Hubs: Reflects locations where fresh doughnuts are produced and processed for sale at any point of access. We define Hubs to include self-sustaining Hot Light Theater Shops and Doughnut Factories, at both Company-owned and franchise locations as of the end of the applicable reporting period.
•Sales Per Hub: Sales per Hub equals Fresh Revenues from Hubs with Spokes, divided by the average number of Hubs with Spokes at the end of each of the five most recent quarters.
•Fresh Revenues from Hubs with Spokes: Fresh Revenues include product sales generated from our Doughnut Shop business (including digital), as well as DFD sales, but excluding sales from Branded Sweet Treats. It also excludes all Insomnia Cookies revenues as the measure is focused on the Krispy Kreme business. Fresh Revenues from Hubs with Spokes equals the Fresh Revenues derived from those Hubs currently producing product for other shops, Carts and Food Trucks, and/or DFD doors, but excluding Fresh Revenues derived from those Hubs not currently producing product for other shops, Carts and Food Trucks, and/or DFD doors.
•Free Cash Flow: Defined as cash provided by operating activities less purchases of property and equipment.
Conference Call
Krispy Kreme will host a public conference call at 8:30 AM Eastern Time today to discuss its results for the third quarter of 2024. The conference call can be accessed by dialing 1 (800) 715-9871 and entering the conference ID 1277949. International participants can access the call via the corresponding number listed HERE and entering the conference ID 1277949. To listen to the live audio webcast and Q&A, visit the Krispy Kreme investor relations website at investors.krispykreme.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Krispy Kreme’s earnings press release and related materials will also be available on the investor relations section of the Company’s website.
Investor Relations
ir@krispykreme.com
Financial Media
Edelman Smithfield for Krispy Kreme, Inc.
Ashley Firlan & Ashna Vasa
KrispyKremeIR@edelman.com

About Krispy Kreme
Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in 40 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing digital business with more than 15,500 fresh points of access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme and www.X.com/KrispyKreme.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. The words “continue,” “towards,” “expect,” “outlook,” “guidance,” “explore,” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, and may be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.
Non-GAAP Measures
This press release includes certain non-GAAP financial measures including organic revenue growth, Adjusted EBITDA, Adjusted Net Income, Diluted, Adjusted Diluted EPS, Net Debt, Fresh Revenue from Hubs with Spokes and Sales per Hub, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC. See “Reconciliation of Non-GAAP Financial Measures” below for reconciliations of our non-GAAP financial measures to the comparable GAAP measures.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Krispy Kreme, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Three Quarters Ended
	September 29, 2024 (13 weeks)	October 1, 2023 (13 weeks)	September 29, 2024 (39 weeks)	October 1, 2023 (39 weeks)
Net revenues
Product sales	$370,662	$398,745	$1,233,585	$1,209,767
Royalties and other revenues	9,205	8,622	27,789	25,432
Total net revenues	379,867	407,367	1,261,374	1,235,199
Product and distribution costs	95,840	101,353	310,701	330,292
Operating expenses	192,027	195,380	609,726	575,953
Selling, general and administrative expense	71,110	68,305	207,150	192,355
Marketing expenses	10,680	12,478	35,211	32,101
Pre-opening costs	619	1,059	2,691	2,927
Other income, net	(5,781)	(1,102)	(6,430)	(6,051)
Depreciation and amortization expense	31,376	32,007	99,562	89,142
Operating (loss)/income	(16,004)	(2,113)	2,763	18,480
Interest expense, net	16,280	12,807	44,468	36,858
Gain on divestiture of Insomnia Cookies	(87,128)	—	(87,128)	—
Other non-operating (income)/expense, net	(407)	971	1,115	3,031
Income/(loss) before income taxes	55,251	(15,891)	44,308	(21,409)
Income tax expense	17,679	24,367	18,330	17,121
Net income/(loss)	37,572	(40,258)	25,978	(38,530)
Net (loss)/income attributable to noncontrolling interest	(1,991)	199	440	2,005
Net income/(loss) attributable to Krispy Kreme, Inc.	$39,563	$(40,457)	$25,538	$(40,535)
Net income/(loss) per share:
Common stock — Basic	$0.23	$(0.24)	$0.15	$(0.24)
Common stock — Diluted	$0.23	$(0.24)	$0.15	$(0.24)
Weighted average shares outstanding:
Basic	169,596	168,224	169,125	168,183
Diluted	171,486	168,224	171,384	168,183

Krispy Kreme, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	As of
	(Unaudited) September 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$25,410	$38,185
Restricted cash	474	429
Accounts receivable, net	62,019	59,362
Inventories	31,486	34,716
Taxes receivable	19,406	15,526
Prepaid expense and other current assets	25,531	25,363
Total current assets	164,326	173,581
Property and equipment, net	489,782	538,220
Goodwill	1,060,393	1,101,939
Other intangible assets, net	831,735	946,349
Operating lease right of use asset, net	409,425	456,964
Investments in unconsolidated entities	91,033	2,806
Other assets	18,430	20,733
Total assets	$3,065,124	$3,240,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$47,577	$54,631
Current operating lease liabilities	45,767	50,365
Accounts payable	123,125	156,488
Accrued liabilities	119,832	134,005
Structured payables	139,170	130,104
Total current liabilities	475,471	525,593
Long-term debt, less current portion	804,638	836,615
Noncurrent operating lease liabilities	406,726	454,583
Deferred income taxes, net	119,291	123,925
Other long-term obligations and deferred credits	49,858	36,093
Total liabilities	1,855,984	1,976,809
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 300,000 shares authorized as of both September 29, 2024 and December 31, 2023; 169,799 and 168,628 shares issued and outstanding as of September 29, 2024 and December 31, 2023, respectively	1,698	1,686
Additional paid-in capital	1,460,416	1,443,591
Shareholder note receivable	(1,924)	(3,850)
Accumulated other comprehensive (loss)/income, net of income tax	(9,276)	7,246
Retained deficit	(271,238)	(278,990)
Total shareholders’ equity attributable to Krispy Kreme, Inc.	1,179,676	1,169,683
Noncontrolling interest	29,464	94,100
Total shareholders’ equity	1,209,140	1,263,783
Total liabilities and shareholders’ equity	$3,065,124	$3,240,592

Krispy Kreme, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Quarters Ended
	September 29, 2024 (39 weeks)	October 1, 2023 (39 weeks)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income/(loss)	$25,978	$(38,530)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization expense	99,562	89,142
Deferred and other income taxes	(22)	12,634
Loss on extinguishment of debt	—	472
Impairment and lease termination charges	368	7,711
Loss/(gain) on disposal of property and equipment	470	(168)
Gain on divestiture of Insomnia Cookies	(87,128)	—
Gain on remeasurement of equity method investment	(5,579)	—
Gain on sale-leaseback	—	(9,646)
Share-based compensation	24,603	17,821
Change in accounts and notes receivable allowances	433	504
Inventory write-off	1,731	10,522
Settlement of interest rate swap derivatives	—	7,657
Amortization related to settlement of interest rate swap derivatives	(5,910)	(7,334)
Other	263	566
Change in operating assets and liabilities, excluding business acquisitions and divestitures, and foreign currency translation adjustments	(35,982)	(47,319)
Net cash provided by operating activities	18,787	44,032
CASH FLOWS PROVIDED BY/(USED FOR) INVESTING ACTIVITIES:
Purchase of property and equipment	(86,877)	(88,605)
Proceeds from sale-leaseback	—	10,025
Acquisition of shops and franchise rights from franchisees, net of cash acquired	(26,612)	—
Purchase of equity method investment	(3,506)	—
Net proceeds from divestiture of Insomnia Cookies	117,646	—
Principal payment received from loan to Insomnia Cookies	45,000	—
Disbursement for loan receivable	(1,086)	—
Other investing activities	180	222
Net cash provided by/(used for) investing activities	44,745	(78,358)
CASH FLOWS (USED FOR)/PROVIDED BY FINANCING ACTIVITIES:
Proceeds from the issuance of debt	490,000	1,044,698
Repayment of long-term debt and lease obligations	(545,692)	(965,250)
Payment of financing costs	—	(5,000)
Proceeds from structured payables	298,551	145,099
Payments on structured payables	(264,346)	(159,571)
Payment of contingent consideration related to a business combination	—	(925)
Capital contribution by shareholders, net of loans issued	919	631
Proceeds from sale of noncontrolling interest in subsidiary	364	—
Distribution to shareholders	(17,743)	(17,657)
Payments for repurchase and retirement of common stock	(4,366)	(1,609)
Distribution to noncontrolling interest	(35,035)	(12,883)
Net cash (used for)/provided by financing activities	(77,348)	27,533
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,086	(2,796)
Net decrease in cash, cash equivalents and restricted cash	(12,730)	(9,589)
Cash, cash equivalents and restricted cash at beginning of period	38,614	35,730
Cash, cash equivalents and restricted cash at end of period	$25,884	$26,141

Net cash provided by operating activities	$18,787	$44,032
Less: Purchase of property and equipment	(86,877)	(88,605)
Free cash flow	$(68,090)	$(44,573)

Krispy Kreme, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
We define “Adjusted EBITDA” as earnings before interest expense, net, income tax expense, and depreciation and amortization, with further adjustments for share-based compensation, certain strategic initiatives, acquisition and integration expenses, and other certain non-recurring, infrequent or non-core income and expense items. Adjusted EBITDA is a principal metric that management uses to monitor and evaluate operating performance and provides a consistent benchmark for comparison across reporting periods.
We define “Adjusted Net Income, Diluted” as net loss attributable to common shareholders, adjusted for interest expense, share-based compensation, certain strategic initiatives, acquisition and integration expenses, amortization of acquisition-related intangibles, the tax impact of adjustments, and other certain non-recurring, infrequent or non-core income and expense items. “Adjusted EPS” is Adjusted Net Income, Diluted converted to a per share amount.
Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS have certain limitations, including adjustments for income and expense items that are required by GAAP. In evaluating these non-GAAP measures, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as share-based compensation. Our presentation of Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS supplementally.

	Quarter Ended		Three Quarters Ended
(in thousands)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net income/(loss)	$37,572	$(40,258)	$25,978	$(38,530)
Interest expense, net	16,280	12,807	44,468	36,858
Income tax expense	17,679	24,367	18,330	17,121
Depreciation and amortization expense	31,376	32,007	99,562	89,142
Share-based compensation	9,969	7,452	24,603	17,821
Employer payroll taxes related to share-based compensation	49	96	299	310
Gain on divestiture of Insomnia Cookies	(87,128)	—	(87,128)	—
Other non-operating (income)/expense, net (1)	(407)	971	1,115	3,031
Strategic initiatives (2)	11,426	5,895	20,434	23,841
Acquisition and integration expenses (3)	1,938	49	3,037	479
New market penetration expenses (4)	156	678	1,194	1,013
Shop closure expenses/(income), net (5)	21	(449)	788	356
Restructuring and severance expenses (6)	631	552	769	2,799
Gain on remeasurement of equity method investment (7)	(5,579)	—	(5,579)	—
Gain on sale-leaseback	—	—	—	(9,646)
Other (8)	716	(426)	(257)	2,888
Adjusted EBITDA	$34,699	$43,741	$147,613	$147,483

	Quarter Ended		Three Quarters Ended
(in thousands)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Segment Adjusted EBITDA:
U.S.	$13,922	$22,258	$89,206	$88,878
International	22,779	24,961	64,970	68,645
Market Development	11,271	9,816	36,046	31,862
Corporate	(13,273)	(13,294)	(42,609)	(41,902)
Total Adjusted EBITDA	$34,699	$43,741	$147,613	$147,483

	Quarter Ended		Three Quarters Ended
(in thousands, except per share amounts)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net income/(loss)	$37,572	$(40,258)	$25,978	$(38,530)
Share-based compensation	9,969	7,452	24,603	17,821
Employer payroll taxes related to share-based compensation	49	96	299	310
Gain on divestiture of Insomnia Cookies	(87,128)	—	(87,128)	—
Other non-operating (income)/expense, net (1)	(407)	971	1,115	3,031
Strategic initiatives (2)	11,426	5,895	20,434	23,841
Acquisition and integration expenses (3)	1,938	49	3,037	479
New market penetration expenses (4)	156	678	1,194	1,013
Shop closure expenses/(income) (5)	21	(449)	788	356
Restructuring and severance expenses (6)	631	552	769	2,799
Gain on remeasurement of equity method investment (7)	(5,579)	—	(5,579)	—
Gain on sale-leaseback	—	—	—	(9,646)
Other (8)	716	(426)	(257)	2,888
Amortization of acquisition related intangibles (9)	7,780	7,386	22,597	22,027
Loss on extinguishment of 2019 Facility (10)	—	—	—	472
Tax impact of adjustments (11)	20,766	22,694	13,765	8,574
Tax specific adjustments (12)	(2,395)	(28)	(3,210)	(2,343)
Net loss/(income) attributable to noncontrolling interest	1,991	(199)	(440)	(2,005)
Adjusted net (loss)/income attributable to common shareholders - Basic	$(2,494)	$4,413	$17,965	$31,087
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(4)	(7)	(28)	(14)
Adjusted net (loss)/income attributable to common shareholders - Diluted	$(2,498)	$4,406	$17,937	$31,073
Basic weighted average common shares outstanding	169,596	168,224	169,125	168,183
Dilutive effect of outstanding common stock options, RSUs, and PSUs	—	2,421	2,259	2,249
Diluted weighted average common shares outstanding	169,596	170,645	171,384	170,432
Adjusted net (loss)/income per share attributable to common shareholders:
Basic	$(0.01)	$0.03	$0.11	$0.18
Diluted	$(0.01)	$0.03	$0.10	$0.18
(1)Primarily foreign translation gains and losses in each period.
(2)The quarter and three quarters ended September 29, 2024 consist primarily of costs associated with the divestiture of the Insomnia Cookies business, preparing for the McDonald’s U.S. expansion, and global transformation (with these three specific initiatives aggregating to approximately $11.3 million and $20.0 million for the quarter and three quarters ended September 29, 2024, respectively). The quarter and three quarters ended October 1, 2023 consist primarily of costs associated with global transformation and U.S. initiatives such as the decision to exit the Branded Sweet Treats business, including property, plant and equipment impairments, inventory write-offs, employee severance, and other related costs.
(3)Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.
(4)Consists of start-up costs associated with entry into new countries for which the Company’s brands have not previously operated, including Brazil and Spain.
(5)Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment. The quarter and three quarters ended October 1, 2023 include gains related to the termination of leases at certain Krispy Kreme shops in the U.S. where the Company had already recognized impairment of the corresponding right of use assets in a prior period.

(6)The quarter and three quarters ended September 29, 2024 consists primarily of costs associated with the restructuring of the KK U.K. executive team. The quarter and three quarters ended October 1, 2023 consists primarily of costs associated with restructuring of the global executive team.
(7)Consists of a gain related to the remeasurement of the equity method investments in KremeWorks USA, LLC and KremeWorks Canada, L.P. to fair value immediately prior to the acquisition of the shops.
(8)The quarter and three quarters ended September 29, 2024 and October 1, 2023 consist primarily of legal and other regulatory expenses incurred outside the ordinary course of business. The three quarters ended September 29, 2024 also include a gain from insurance proceeds received related to a shop in the U.S. that was destroyed and subsequently rebuilt.
(9)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Condensed Consolidated Statements of Operations.
(10)Includes interest expenses related to unamortized debt issuance costs from the 2019 Facility associated with extinguished lenders as a result of the March 2023 debt refinancing.
(11)Tax impact of adjustments calculated applying the applicable statutory rates. The quarter and three quarters ended September 29, 2024 and October 1, 2023 also include the impact of disallowed executive compensation expense.
(12)The quarter and three quarters ended September 29, 2024 consist of the recognition of previously unrecognized tax benefits unrelated to ongoing operations, a discrete tax benefit unrelated to ongoing operations, the release of valuation allowances on state net operating losses associated with the divestiture of Insomnia Cookies, and the effect of various tax law changes on existing temporary differences. The quarter and three quarters ended October 1, 2023 consist of the recognition of a previously unrecognized tax benefit unrelated to ongoing operations, the effect of tax law changes on existing temporary differences, and a discrete tax benefit unrelated to ongoing operations.

Krispy Kreme, Inc.
Segment Reporting (Unaudited)
(in thousands, except percentages or otherwise stated)

	Quarter Ended		Three Quarters Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net revenues:
U.S.	$228,376	$260,177	$813,615	$808,938
International	130,697	126,077	380,716	358,653
Market Development	20,794	21,113	67,043	67,608
Total net revenues	$379,867	$407,367	$1,261,374	$1,235,199

Q3 2024 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in third quarter of fiscal 2024	$228,376	$130,697	$20,794	$379,867
Total net revenues in third quarter of fiscal 2023	260,177	126,077	21,113	407,367
Total Net Revenues Growth	(31,801)	4,620	(319)	(27,500)
Total Net Revenues Growth %	-12.2%	3.7%	-1.5%	-6.8%
Less: Impact of Insomnia Cookies divestiture	(43,531)	—	—	(43,531)
Adjusted net revenues in third quarter of fiscal 2023	216,646	126,077	21,113	363,836
Adjusted net revenue growth	11,730	4,620	(319)	16,031
Impact of acquisitions	(6,228)	(1,108)	2,127	(5,209)
Impact of foreign currency translation	—	1,770	—	1,770
Organic Revenue Growth	$5,502	$5,282	$1,808	$12,592
Organic Revenue Growth %	2.5%	4.2%	8.6%	3.5%

Q3 2024 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in first three quarters of fiscal 2024	$813,615	$380,716	$67,043	$1,261,374
Total net revenues in first three quarters of fiscal 2023	808,938	358,653	67,608	1,235,199
Total Net Revenues Growth	4,677	22,063	(565)	26,175
Total Net Revenues Growth %	0.6%	6.2%	-0.8%	2.1%
Less: Impact of shop optimization program closures	(463)	—	—	(463)
Less: Impact of Branded Sweet Treats exit	(5,853)	—	—	(5,853)
Less: Impact of Insomnia Cookies divestiture	(43,531)	—	—	(43,531)
Adjusted net revenues in first three quarters of fiscal 2023	759,091	358,653	67,608	1,185,352
Adjusted net revenue growth	54,524	22,063	(565)	76,022
Impact of acquisitions	(6,228)	(1,108)	2,127	(5,209)
Impact of foreign currency translation	—	1,338	—	1,338
Organic Revenue Growth	$48,296	$22,293	$1,562	$72,151
Organic Revenue Growth %	6.4%	6.2%	2.3%	6.1%

Q3 2023 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in third quarter of fiscal 2023	$260,177	$126,077	$21,113	$407,367
Total net revenues in third quarter of fiscal 2022	246,830	107,585	23,107	377,522
Total Net Revenues Growth	13,347	18,492	(1,994)	29,845
Total Net Revenues Growth %	5.4%	17.2%	-8.6%	7.9%
Less: Impact of shop optimization program closures	(3,096)	—	—	(3,096)
Less: Impact of Branded Sweet Treats exit	(9,035)	—	—	(9,035)
Adjusted net revenues in third quarter of fiscal 2022	234,699	107,585	23,107	365,391
Adjusted net revenue growth	25,478	18,492	(1,994)	41,976
Impact of acquisitions	(1,575)	—	457	(1,118)
Impact of foreign currency translation	—	(5,912)	—	(5,912)
Organic Revenue Growth	$23,903	$12,580	$(1,537)	$34,946
Organic Revenue Growth %	10.2%	11.7%	-6.7%	9.6%

Q3 2023 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in first three quarters of fiscal 2023	$808,938	$358,653	$67,608	$1,235,199
Total net revenues in first three quarters of fiscal 2022	739,414	322,636	63,249	1,125,299
Total Net Revenues Growth	69,524	36,017	4,359	109,900
Total Net Revenues Growth %	9.4%	11.2%	6.9%	9.8%
Less: Impact of shop optimization program closures	(9,613)	—	—	(9,613)
Less: Impact of Branded Sweet Treats exit	(15,736)	—	—	(15,736)
Adjusted net revenues in first three quarters of fiscal 2022	714,065	322,636	63,249	1,099,950
Adjusted net revenue growth	94,873	36,017	4,359	135,249
Impact of acquisitions	(7,678)	—	2,227	(5,451)
Impact of foreign currency translation	—	(118)	—	(118)
Organic Revenue Growth	$87,195	$35,899	$6,586	$129,680
Organic Revenue Growth %	12.2%	11.1%	10.4%	11.8%

	Trailing Four Quarters Ended	Fiscal Year Ended
(in thousands, unless otherwise stated)	September 29, 2024	December 31, 2023	January 1, 2023
U.S.:
Revenues	$1,109,621	$1,104,944	$1,010,250
Non-Fresh Revenues (1)	(3,857)	(9,416)	(38,380)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(360,354)	(399,061)	(404,430)
Sales from Hubs with Spokes	745,410	696,467	567,440
Sales per Hub (millions)	4.9	4.9	4.5

International:
Sales from Hubs with Spokes (3)	$511,694	$489,631	$435,651
Sales per Hub (millions) (4)	10.1	10.0	9.7
(1)Includes the exited Branded Sweet Treats business revenues as well as licensing royalties from customers for use of the Krispy Kreme brand.
(2)Includes Insomnia Cookies revenues (through the date of the divestiture) and Fresh Revenues generated by Hubs without Spokes.
(3)Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.
(4)International Sales per Hub comparative data has been restated in constant currency based on current exchange rates.

Krispy Kreme, Inc.
Global Points of Access (Unaudited)

	Global Points of Access
	Quarter Ended		Fiscal Year Ended
	September 29, 2024	October 1, 2023	December 31, 2023
U.S.:
Hot Light Theater Shops	236	229	229
Fresh Shops	71	65	70
Cookie Bakeries (3)	—	249	267
DFD Doors (2)	7,711	6,506	6,808
Total	8,018	7,049	7,374
International:
Hot Light Theater Shops	48	45	44
Fresh Shops	508	479	483
Carts, Food Trucks, and Other (1)	17	16	16
DFD Doors	4,867	3,588	3,977
Total	5,440	4,128	4,520
Market Development:
Hot Light Theater Shops	110	113	116
Fresh Shops	1,059	920	968
Carts, Food Trucks, and Other (1)	30	29	30
DFD Doors	1,154	1,155	1,139
Total	2,353	2,217	2,253
Total Global Points of Access (as defined)	15,811	13,394	14,147
Total Hot Light Theater Shops	394	387	389
Total Fresh Shops	1,638	1,464	1,521
Total Cookie Bakeries (3)	—	249	267
Total Shops	2,032	2,100	2,177
Total Carts, Food Trucks, and Other	47	45	46
Total DFD Doors	13,732	11,249	11,924
Total Global Points of Access (as defined)	15,811	13,394	14,147
(1)Carts and Food Trucks are non-producing, mobile (typically on wheels) facilities without walls or a door where product is received from a Hot Light Theater Shop or Doughnut Factory. Other includes a vending machine. Points of Access in this category are primarily found in international locations in airports, train stations, etc.
(2)Includes over 160 McDonald’s shops located in Louisville and Lexington, Kentucky and the surrounding area as of June 30, 2024.
(3)Reflects the divestiture of Insomnia Cookies during the quarter ended September 29, 2024.

Krispy Kreme, Inc.
Global Hubs (Unaudited)

	Hubs
	Quarter Ended		Fiscal Year Ended
	September 29, 2024	October 1, 2023	December 31, 2023
U.S.:
Hot Light Theater Shops (1)	230	222	220
Doughnut Factories	6	4	4
Total	236	226	224
Hubs with Spokes	152	148	149
Hubs without Spokes	84	78	75
International:
Hot Light Theater Shops (1)	39	36	36
Doughnut Factories	14	14	14
Total	53	50	50
Hubs with Spokes	53	50	50
Market Development:
Hot Light Theater Shops (1)	108	109	112
Doughnut Factories	26	23	23
Total	134	132	135
Total Hubs	423	408	409
(1)Includes only Hot Light Theater Shops and excludes Mini Theaters. A Mini Theater is a Spoke location that produces some doughnuts for itself and also receives doughnuts from another producing location.

Krispy Kreme, Inc.
Net Debt and Leverage (Unaudited)
(in thousands, except leverage ratio)

	September 29, 2024		December 31, 2023
Current portion of long-term debt	$47,577		$54,631
Long-term debt, less current portion	804,638		836,615
Total long-term debt, including debt issuance costs	852,215		891,246
Add back: Debt issuance costs	3,584		4,371
Total long-term debt, excluding debt issuance costs	855,799		895,617
Less: Cash and cash equivalents	(25,410)		(38,185)
Net debt	$830,389		$857,432
Adjusted EBITDA - trailing four quarters	211,754		211,624
Net leverage ratio	3.9	x	4.1	x